UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________
FORM 8-K
_____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 25, 2022
_____________________________________________
Independence Realty Trust, Inc.
(Exact name of registrant as specified in its charter)
_____________________________________________

Maryland	001-36041	26-4567130
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1835 Market Street, Suite 2601
Philadelphia, Pennsylvania, 19103
(Address of Principal Executive Office) (Zip Code)
(267) 270-4800
(Registrant’s telephone number, including area code)
N/A
Former name or former address, if changed since last report
_____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	IRT	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On July 25, 2022, Independence Realty Operating Partnership, LP (“IROP”), the limited partnership through which Independence Realty Trust, Inc. (“IRT”) owns its assets and conducts its operations, entered into a Fourth Amended, Restated and Consolidated Credit Agreement (the “Restated Credit Agreement”) dated as of July 25, 2022 by and among IROP, as borrower, the subsidiary guarantors named therein, IRT as parent guarantor, KeyBank National Association ("KeyBank"), as administrative agent, and the other agents and lenders party thereto. IRT has unconditionally guaranteed all obligations of IROP and the other borrowers under the Restated Credit Agreement. IRT has no material assets other than its investment in IROP. As used below, the term “Borrower Group” means, collectively, IRT, IROP and the subsidiary guarantors.
The Restated Credit agreement amends and restates in its entirety the Third Amended and Restated Credit Agreement dated as of December 14, 2021 (the “Prior Credit Agreement”) by, among others, IROP, the subsidiary guarantors named therein, IRT as parent guarantor, and the banks set forth therein.
The Prior Credit Agreement provided for a $500.0 million unsecured revolving credit facility (the “Revolving Credit Facility”) with a January 31, 2026 scheduled maturity date and three unsecured term loans, specifically: (i) a $200.0 million term loan with a May 18, 2026 maturity date (the “2026 Term Loan”); (ii) a $200.0 million term loan with a January 17, 2024 maturity date (the “January 2024 Term Loan”); and (iii) a $100.0 million term loan with a November 20, 2024 maturity date (the “November 2024 Term Loan” and, together with the January 2024 Term Loan, the “2024 Term Loans”).
The Restated Credit Agreement provides for a new $400 million term loan with a January 28, 2028 maturity date (the “2028 Term Loan”). Proceeds of the new 2028 Term Loan were used to (i) repay and retire the 2024 Term Loans, and (ii) reduce outstanding borrowings under the Revolving Credit Facility by $100 million. As of July 25, 2022 and, after giving effect to the foregoing reduction, the outstanding balance under the Revolving Credit Facility was $170.5 million.
Except for the changes to interest rates, as described below, the Restated Credit Agreement continues, without material change, the Revolving Credit Facility and the 2026 Term Loan.
In addition to the 2028 Term Loan, the Restated Credit Agreement provides that, at IROP’s option, any loan under the Restated Credit Agreement which is not a “Base Rate Loan” (as defined in the Restated Credit Agreement) will bear interest based on the Daily Simple SOFR rate, rather than the LIBOR rate, which was previously provided for in the Prior Credit Agreement.
IROP has the right to request an increase in the aggregate amount of the Restated Credit Agreement from $1.1 billion to up to $1.5 billion, subject to certain terms and conditions, including receipt of commitments from one or more lenders, whether or not currently parties to the Restated Credit Agreement, to provide such increased amounts, which increase may be allocated, at IROP’s option, to the Revolving Credit Facility and/or to one or more of the Term Loans, in accordance with the Restated Credit Agreement.
Borrowings under the 2028 Term Loan bear interest at a rate equal to either (i) the SOFR rate plus a margin of 115 to 180 basis points, or (ii) a base rate plus a margin of 15 to 80 basis points. These margins represent a 5-basis point decrease from those applicable to the term loans that were repaid and retired. The margin for borrowings under the Revolving Credit Facility and the 2026 Term Loan remain unchanged, with (1) Revolving Credit Facility borrowings bearing interest at a rate equal to either (i) the SOFR rate plus a margin of 125 to 200 basis points, or (ii) a base rate plus a margin of 25 to 100 basis points; and (2) 2026 Term Loan borrowings bearing interest at a rate equal to either (i) the SOFR rate plus a margin of 120 to 190 basis points, or (ii) a base rate plus a margin of 20 to 90 basis points. The applicable margin will be determined based upon IROP’s consolidated leverage ratio. At the time of closing, based on IROP’s consolidated leverage ratio, the applicable margin was 125 basis points for the Revolving Credit Facility, 120 basis points for the 2026 Term Loan and 115 basis points for the 2028 Term Loan.
The Restated Credit Agreement contains customary covenants for credit facilities of this type, including restrictions on the ability of the Borrower Group to take the following actions: (i) make distributions; (ii) incur debt; (iii) make investments; (iv) grant or suffer liens; (v) undertake mergers, consolidations, asset sales and other fundamental entity changes; (vi) make material changes to contracts and organizational documents; and (vii) enter into transactions with affiliates.
The Restated Credit Agreement also contains financial covenants applicable to the Borrower Group involving (i) maximum consolidated total debt to total asset value, (ii) maximum permitted investments, (iii) minimum consolidated tangible net worth, (iv) maximum secured debt to total asset value, (v) maximum unsecured debt to eligible unencumbered properties, (vi) minimum unsecured interest coverage, and (vii) minimum consolidated fixed charge coverage.
The Restated Credit Agreement provides for certain customary events of default, including among others, non-payment of principal, interest or other amounts when due, inaccuracy of representations and warranties, violation of covenants, cross defaults with certain other indebtedness, insolvency or inability to pay debts, bankruptcy, or a change of control.
Certain of the banks and financial institutions that are parties to the Restated Credit Agreement and their respective affiliates have in the past provided, are currently providing, and in the future may continue to provide investment banking, commercial banking and other financial services to IRT and IROP and their affiliates in the ordinary course of business for which they have received and will receive customary compensation.
The foregoing description of the Restated Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Amended Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 1.02    Termination of a Material Definitive Agreement.
The information set forth under Item 1.01 above is incorporated herein by reference. Upon the effectiveness of the Restated Credit Agreement, the Prior Credit Agreements were subsumed within, and are now governed by, the Restated Credit Agreement. A copy of the Prior Credit Agreement was previously filed as Exhibit 10.1 to IRT’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2021.
Item 2.02    Results of Operations and Financial Condition.
On July 27, 2022, IRT issued a press release regarding its earnings for the three and six months ended June 30, 2022. Additionally, IRT is furnishing certain supplemental information with this Current Report. Copies of such press release and such supplemental information are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report and are incorporated by reference herein. The information in this Current Report, including Exhibit 99.1 and Exhibit 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated herein by reference.
Item 7.01    Regulation FD Disclosure.
In connection with the execution of the Restated Credit Agreement, on July 25, 2022 the Company issued a press release, which is attached as Exhibit 99.1 hereto.
The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

10.1
Fourth Amended, Restated and Consolidated Credit Agreement (the “Credit Agreement”), dated as of July 25, 2022, by and among the Independence Realty Operating Partnership, LP as borrower, Independence Realty Trust, Inc., and the other guarantors party thereto, collectively, as guarantors, Citibank, N.A. (together with any successor in interest, “Citibank”) and KeyBank National Association (together with any successor in interest, “KeyBank”), as initial Lenders, Issuing Lenders and Swing Loan Lenders, the other lending institutions which are parties to the Credit Agreement as “Lenders”, the other lending institutions that may become parties to the Credit Agreement and KeyBank, as administrative agent for Lenders, with Citibank, and The Huntington National Bank, as Revolving Facility Co-Syndication Agents, Regions Bank, and Capital One, National Association, as 2021 Term Loan Co-Syndication Agents, Capital One, National Association and PNC Bank, National Association, as 2022 Term Loan Co-Syndication Agents, Bank Of America, N.A., Capital One, National Association, Citizens Bank, PNC Bank, National Association, Regions Bank, BMO Harris Bank, N.A., The Huntington National Bank and Truist Bank (successor by merger to SunTrust Bank), as Co-Documentation Agents, Citibank, and KeyBanc Capital Markets, as Revolving Facility and 2021 Term Loan Joint Bookrunners, KeyBanc Capital Markets, Capital One, National Association, and The Huntington National Bank, as 2022 Term Loan Joint Bookrunners, and KeyBanc Capital Markets, Citibank, and The Huntington National Bank, as Revolving Facility Joint Lead Arrangers, and KeyBanc Capital Markets, Capital One, National Association, and Regions Capital Markets, as 2021 Term Loan Joint Lead Arrangers, KeyBanc Capital Markets, Capital One, National Association, and The Huntington National Bank, as 2022 Term Loan Joint Lead Arrangers.

99.1	Press Release
99.2	Supplemental Information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

July 27, 2022	By:	/s/ James J. Sebra
	Name:	James J. Sebra
	Title:	Chief Financial Officer and Treasurer